EXHIBIT 21


                    CUMMINS ENGINE COMPANY,  INC.
                    _____________________________
                    SUBSIDIARIES OF THE REGISTRANT
                    ______________________________


                                                         State or Country of
Subsidiary/Joint Venture                                 Incorporation
________________________                                 ___________________

A. F. Shane, Inc.                                        Pennsylvania
Anadarko Group, Inc.                                     United States
Atlas Crankshaft Corporation                             Ohio
Auto Diesel Power Plant Ltd.                             United Kingdom
Behr America, Inc.                                       Delaware
Behr Climate Systems, Inc.                               Delaware
Behr Heat Transfer Systems, Inc.                         Delaware
C. G. Newage Electrical Ltd.                             India
Cal Disposition, Inc.                                    California
Chongqing Cummins Engine Co., Ltd.                       China
CNE S/A Industrial                                       Brazil
Combined Energy Systems                                  United States
Consolidated Diesel Company                              North Carolina
Consolidated Diesel of North Carolina, Inc.              North Carolina
Consolidated Diesel, Inc.                                Delaware
Cummins Americas, Inc.                                   Indiana
Cummins Brasil Ltda.                                     Brazil
Cummins British Columbia                                 Canada
Cummins Comercializadora S. de R.L. de C.V.              Brazil
Cummins Corporation                                      Indiana
Cummins de Centro America Ltda.                          Costa Rica
Cummins Diesel Botswana Ltd.                             S. Africa
Cummins Diesel Deutschland GmbH                          Germany
Cummins Diesel Export Limited                            Barbados
Cummins Diesel of Canada Limited                         Canada
Cummins Diesel FZE                                       United Arab Emirates
Cummins Diesel International Limited                     Barbados
Cummins Diesel Italia S.P.A.                             Italy
Cummins Diesel Japan Ltd.                                Japan
Cummins Diesel Ltd.                                      Canada
Cummins Diesel N.V.                                      Belgium
Cummins Diesel Sales Corporation                         Indiana
Cummins Diesel Sales & Service (India) Ltd.              India
Cummins Diesel Sales & Service (Korea) Ltd.              Korea
Cummins Diesel South Africa (Proprietary) Ltd.           S. Africa
Cummins Distribuor Belgium S.A. N.V.                     Belgium
Cummins Eastern Canada, Inc.                             Canada
Cummins Engine (Beijing) Co., Ltd.                       China
Cummins Engine (China) Investment Co. Ltd.               China
Cummins Engine (Singapore) Pte. Ltd.                     Singapore
Cummins Engine Company Limited (NZ)                      New Zealand
Cummins Engine Company Limited (UK)                      United Kingdom
Cummins Engine Company Pty. Limited                      Australia
Cummins Engine H.K. Limited                              Hong Kong
Cummins Engine Holding Company, Inc.                     Indiana
Cummins Engine IP, Inc.                                  United States

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Cummins Engine Shanghai Services & Trading Co. Ltd.      China
Cummins Engine Venture Corporation                       Indiana
Cummins Filtration IP, Inc.                              United States
Cummins Finance Ltd.                                     United Kingdom
Cummins Financial, Inc.                                  Delaware
Cummins Funding Corporation                              Delaware
Cummins Great Lakes, Inc.                                Indiana
Cummins India Holdings Ltd.                              India
Cummins India Ltd.                                       India
Cummins Infotech Ltd.                                    India
Cummins Intellectual Property, Inc.                      United States
Cummins International Finance Corporation                Delaware
Cummins KH-12, Inc.                                      Delaware
Cummins Komatsu Engine Company                           Indiana
Cummins Korea, Ltd.                                      Korea
Cummins Mexicana, S.A. de C.V.                           Mexico
Cummins Military Systems Company                         Delaware
Cummins Natural Gas Engines, Inc.                        Delaware
Cummins Power Gen IP, Inc.                               United States
Cummins Power Generation (S) Pte. Ltd.                   Singapore
Cummins Power Generation Australia Pty. Ltd.             Australia
Cummins Power Generation Deutschland GmbH                Deutschland
Cummins Power Generation Ltd.                            United Kingdom
Cummins Power Generation Mail S.A.                       S. Africa
Cummins Power Generation, Inc.                           Indiana
Cummins Power Service & Parts Corporation                Hong Kong
Cummins Receivables Corporation                          United States
Cummins Research Ltd. Partnership                        United States
Cummins S. de R.L. de C.V.                               Mexico
Cummins Ten Holdings Ltd.                                Canada
Cummins U.K. Limited                                     United Kingdom
Cummins Venture Corporation                              Delaware
Cummins Wartsila Engine Company SAS                      France
Cummins Xiangfan Machining Co. Ltd.                      China
Cummins Zimbabwe Pvt. Ltd.                               Zimbabwe
Cummins-Scania High Pressure Injection, L.L.C.           United States
Diesel ReCon De Mexico, S.A. de C.V.                     Mexico
Dieselcomp, Inc.                                         Indiana
Digisonix, Inc.                                          Wisconsin
Distribuidora Cummins Ltda. (Argentina)                  Argentina
Distribuidora Cummins Sao Paulo Ltda.                    Brazil
Dongfeng Cummins Engine Co. Ltd.                         China
Empresas Cummins S.A. De C.V.                            Mexico
Enceratec, Inc.                                          Maryland
Engine Systems Ltd.                                      Pakistan
European Engine Alliance EEIG                            England
European Engine Alliance SrL                             United Kingdom
Fleetguard Filtration Systems India Pte. Ltd.            India
Fleetguard, Inc.                                         Indiana
Fleetguard International Corp.                           Indiana
Fleetguard International Japan Ltd.                      Japan
Fleetguard Korea Ltd.                                    Korea

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Fleetguard Nelson Brasil Comercial Ltda.                 Brazil
Fleetguard Nelson Mexico S. de R.L. de C.V.              Mexico
Fleetguard SARL                                          France
FLNL Servicios S. de R.L. de C.V.                        Mexico
Goal Line Technologies, Inc.                             United States
Holset Engineering Company Ltd.                          United Kingdom
HPI Company                                              Indiana
Hyperbar USA, Inc.                                       Indiana
Industria E Comercio Cummins Ltda.                       Brazil
Industrial Power Alliance, Ltd.                          Japan
Innovative Computing Company                             Oklahoma
Integrated Distribution Systems, Inc.                    Delaware
KamDizel J.E.                                            Russia
Komatsu Cummins Chile, Ltda.                             Chile
Komatsu Cummins Engine Co., Ltd.                         Japan
Kuss Corporation                                         Ohio
Logstrup Modular Systems Pte. Limited                    Singapore
Markon Engineering Company Ltd.                          United Kingdom
MHTC Corporation                                         Delaware
NAP Holdings PTE, Ltd.                                   Singapore
Nelson-Burgess Ltd.                                      Canada
Nelson Engine Systems India Private Ltd.                 India
Nelson Export Sales Corp.                                U.S. Virgin Islands
Nelson Industries Europe, GmbH                           Germany
Nelson Industries, Inc.                                  Wisconsin
Nelson Muffler Canada, Inc.                              Canada
Newage Asia Pacific Pte. Ltd.                            Asia
Newage Engineers GmbH                                    Germany
Newage Engineers Pty Ltd.                                Australia
Newage International Limited                             United Kingdom
Newage Italia S.R.L.                                     Italy
Newage Ltd. (U.K.)                                       United Kingdom
Newage Ltd. (USA)                                        Pennsylvania
Newage Machine Tools Limited                             United Kingdom
Newage Norge A/S                                         Norway
No. 379 Taurus Ventures Ltd.                             Canada
Northwest Dieselguard Limited                            Canada
Nu-Plant Service Limited                                 United Kingdom
NWMW, Inc.                                               United States
Ona Corporation                                          Alabama
Onan Corporation                                         Delaware
Onan Eastern Canada, Inc.                                Canada
Onan Foreign Holdings, Ltd.                              Delaware
Onan International Limited                               United Kingdom
Onan New York, Inc.                                      New York
Pacific World Trade, Inc.                                Indiana
Park Avenue Limited Partnership                          United States
PBB Transit                                              Delaware
Petbow Custom Generators Limited                         United Kingdom
Petbow Limited                                           United Kingdom
Petbow Power Projects Limited                            United Kingdom
Petbow Welding Products Limited                          United Kingdom

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PGI (Overseas Holdings) B.V.                             The Netherlands
PGI (UK Holdings) Limited                                United Kingdom
Power Group International Limited                        United Kingdom
Power Group International (Overseas Holdings) Limited    United Kingdom
Power Systems India Ltd.                                 India
Powertrain Industria e Comercio Ltda.                    Brazil
Professional Data Processing, Inc.                       Wisconsin
P.T. Newage Engineers Indonesia                          Indonesia
Shanghai Fleetguard Filter Co., Ltd.                     China
Shanghai Fleetguard International Trading Co.            China
Shenzhen Chongfa Cummins Co., Ltd.                       China
Stamford Iberica S.A.                                    Spain
Tata Cummins Ltd.                                        India
TATA Holset Private Limited                              India
Turbo Europa BV                                          The Netherlands
VC Lubricating Oil Co. Ltd.                              Hong Kong
WABCO Compressor Manufacturing Company                   Delaware
Wuxi Holset Engineering Company Limited                  China
Wuxi Newage Alternators Ltd.                             China
124747 Canada                                            Canada
14-15 Corporation                                        Nevada